UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 2, 2007

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136592	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2007, our wholly-owned operating subsidiary, Microwave Satellite Technologies, Inc. (“MSTI”), entered into a program service agreement with CSI Digital, Inc. (“CSI”) for the construction of super headend facilities and certain transport and programming services, to be used as a component part of MSTI’s own integrated, end-to-end programming that it will offer to its own retail customers. Pursuant to the terms of the service agreement, MSTI agreed to pay CSI a monthly service fee based on the number of monthly subscribers to MSTI’s Internet Protocol Television services. The term of the service program agreement is for five years commencing on July 23, 2007.

Item 8.01 Other Events.

On June 4, 2007, we issued a press release announcing the program services agreement between MSTI and CSI.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Program Service Agreement, dated June 2, 2007, by and between Microwave Satellite Technologies, Inc. and CSI Digital, Inc.

99.1	Press Release, dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2007

MSTI Holdings, Inc.

By:	/s/ Frank T. Matarazzo
Frank T. Matarazzo Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Program Service Agreement, dated June 2, 2007, by and between Microwave Satellite Technologies, Inc. and CSI Digital, Inc.

99.1	Press Release, dated June 4, 2007